SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

BIOLARGO, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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☒		No fee required

☐		Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which investment applies:

(2) Aggregate number of securities to which investment applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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	(2)	Form, Schedule or Registration Statement No.:

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	(4)	Date Filed:

BioLargo, Inc.

14921 Chestnut St.

Westminster, California 92683

(888) 400-2863

ADDITIONAL INFORMATION REGARDING THE

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY 23, 2020

The date of this Amendment and Supplement is July 20, 2020

The following information notifying stockholders of BioLargo, Inc. (“we”, “our”, “BioLargo”, the “Company”) of a change in meeting location relates to the Company’s proxy statement (the “Proxy Statement”), filed on May 27, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at our 2020 Annual Meeting of Stockholders to be held on July 23, 2020, at 10:00 a.m. Pacific Time (the “2020 Annual Meeting”). This information is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about July 20, 2020.

PLEASE READ THESE ADDITIONAL DEFINITIVE PROXY MATERIALS IN CONJUNCTION WITH THE PROXY STATEMENT.

CHANGE IN LOCATION OF THE ANNUAL MEETING OF STOCKHOLDERS

Due to ongoing health concerns and physical distancing requirements imposed by the government of the state of California relating to the COVID-19 pandemic, and specifically to the July 13, 2020 orders reinstating shelter-in-place requirements for California residents, and to support the health and well-being of our stockholders, employees, and directors, NOTICE IS HEREBY GIVEN that  the location of the 2020 Annual Meeting has changed from an in-person meeting to a virtual, audio-only meeting, with no way to attend in person. As previously announced, the 2020 Annual Meeting will be held on July 23, 2020 at 10:00 a.m. Pacific Time. We expect BioLargo’s use of a virtual meeting format to be a one-time occurrence effective only for 2020 due to public health concerns and physical distancing requirements relating to the COVID-19 pandemic.

The platform for the virtual 2020 Annual Meeting includes functionality that affords validated stockholders participation rights and opportunities substantially similar to those they would have at an in-person meeting, including the ability to address BioLargo’s directors and officers. Instructions to access the virtual 2020 Annual Meeting are provided below, and once admitted, stockholders may view reference materials, submit questions and vote their shares by following the instructions that will be available on the meeting website.

As described in the proxy materials for the 2020 Annual Meeting that were previously distributed, individuals are entitled to vote at the 2020 Annual Meeting if they were a stockholder of record as of the close of business on the record date, May 26, 2020, or hold a legal proxy from their broker, nominee or trustee.

Access and Log-In Instructions for Virtual Annual Meeting

To be admitted to the 2020 Annual Meeting, go to https://www.issuerdirect.com/virtual-event/blgo and register for the event. Online access to the 2020 Annual Meeting will open at 9:45 a.m. Pacific Time to allow time for you to log-in prior to the start of the live audio webcast of the 2020 Annual Meeting at 10:00 a.m. Pacific Time.

The virtual meeting platform is widely supported across most browsers and devices running the most updated version of applicable software and plugins. Participants, however, should ensure that they allow sufficient time prior to the start of the meeting to log-in and ensure that they can hear streaming audio prior to the start of the meeting. If any log-in difficulties are encountered, please call the technical support number on the log-in page.

It is important that you read the proxy materials that were previously distributed, and we strongly encourage you to vote in advance of the 2020 Annual Meeting, even if you are planning to attend the virtual meeting. The proxy card included with the previously distributed proxy materials will not be revised to reflect this announcement and may continue to be used to vote your shares in connection with the 2020 Annual Meeting. If you have already voted, you do not need to take any further voting action because of this announcement.

You may revoke your proxy and change your vote at any time before the polls close at the 2020 Annual Meeting. Please refer to the proxy materials that were previously distributed for information on how to revoke your proxy and change your vote. Attendance at the 2020 Annual Meeting without any other action will not cause your previously granted proxy to be revoked.

By Order of the Board of Directors,

/s/Dennis P. Calvert

______________________

By: Dennis P. Calvert, President

July 20, 2020